UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Altair Engineering Inc.

(Name of Registrant as Specified In Its Charter)

Siemens AG

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Acquisition of Altair Engineering, a global leader in computational intelligence Strengthening Siemens' position as a leading technology company 30 October 2024 Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering

Notes and forward-looking statements Important information about the transaction Notes and forward-looking statements proxy statement on Schedule 14A or other documents with the SEC. This communication is not a substitute for any proxy statement or other document the Company may file with the SEC in connection with the proposed This document contains statements related to our future business and financial performance and future events or transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY developments involving Siemens that may constitute forward-looking statements. These statements may be STATEMENT, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE INTO THE PROXY identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” STATEMENT, AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR “will,” “project” or words of similar meaning. We may also make forward-looking statements in other reports, in ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT prospectuses, in presentations, in material delivered to shareholders and in press releases. In addition, our INFORMATION. The definitive proxy statement, when available, will be mailed to stockholders of the Company as representatives may from time to time make oral forward-looking statements. Such statements are based on the applicable. Investors and security holders will be able to obtain free copies of these documents, when available, current expectations and certain assumptions of Siemens’ management, of which many are beyond Siemens’ and other documents filed with the SEC by the Company through the website maintained by the SEC at control. These are subject to a number of risks, uncertainties and factors, including, but not limited to those http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on described in disclosures, in particular in the chapter Report on expected developments and associated material the Company's internet website at https://investor.altair.com or by contacting the Company's primary investor opportunities and risks in the Combined Management Report of the Siemens Report (siemens.com/siemensreport), relation's contact by email at IR@altair.com. and in the Interim Group Management Report of the Half-year Financial Report (provided that it is already available for the current reporting year), which should be read in conjunction with the Combined Management Report. Should Participants in Solicitation one or more of these risks or uncertainties materialize, should decisions, assessments or requirements of The Company, Parent, Siemens AG, their respective directors and certain of their respective executive officers may regulatory authorities deviate from our expectations, should events of force majeure, such as pandemics, unrest or be considered participants in the solicitation of proxies in connection with the proposed transaction. Information acts of war, occur or should underlying expectations including future events occur at a later date or not at all or about the directors and executive officers of the Company, their ownership of company common shares, and the assumptions prove incorrect, actual results, performance or achievements of Siemens may (negatively or Company's transactions with related persons is set forth in its Annual Report on Form 10-K for the fiscal year ended positively) vary materially from those described explicitly or implicitly in the relevant forward-looking statement. December 31, 2023, which was filed with the SEC on February 22, 2024 (and which is available at Siemens neither intends, nor assumes any obligation, to update or revise these forward-looking statements in light https://www.sec.gov/ix?doc=/Archives/edgar/data/0001701732/000095017024018804/altr-20231231.htm), in its of developments which differ from those anticipated. This document includes – in the applicable financial reporting proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders in the sections entitled “Corporate framework not clearly defined – supplemental financial measures that are or may be alternative performance Governance Matters,” “Security Ownership of Certain Beneficial Owners and Management” and “Transactions with measures (non-GAAP-measures). These supplemental financial measures should not be viewed in isolation or as Related Persons”, which was filed with the SEC on April 5, 2024 (and which is available at alternatives to measures of Siemens’ net assets and financial positions or results of operations as presented in https://www.sec.gov/ix?doc=/Archives/edgar/data/0001701732/000119312524087903/d722499ddef14a.htm), accordance with the applicable financial reporting framework in its Consolidated Financial Statements. Other certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports on Form 8-K. companies that report or describe similarly titled alternative performance measures may calculate them differently. Due to rounding, numbers presented throughout this and other documents may not add up precisely to the totals These documents can be obtained free of charge from the sources indicated above. Additional information provided and percentages may not precisely reflect the absolute figures. regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC Important Information and Where to Find It when they become available. This communication relates to a proposed transaction between Altair Engineering Inc. ( the Company ) and Siemens Industry Software Inc. ( Parent ). In connection with this proposed transaction, the Company will file a Page 2 Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering

The combination of Siemens Xcelerator portfolio with Altair’s capabilities in simulation, data science, and artificial intelligence will create the world's most complete AI-powered design and simulation portfolio. Dr. Roland Busch President and CEO of Siemens AG Page 3 Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering

Decisive step in strengthening Siemens' position as a leading technology company Adds highly complementary simulation portfolio, with particular strength in mechanical and electromagnetic 1 capabilities, enhancing the most comprehensive Digital Twin to deliver a full-suite, physics-based, simulation portfolio Reinforces Siemens' position as a leading provider in the combined high-growth PLM and EDA simulation market, 2 strengthening Siemens' #1 position in industrial software Accelerates the democratization of simulation with data science and AI-powered simulation beyond experts 3 to design engineers and R&D generalists Leverages Siemens' domain expertise and the vast data captured in Siemens Xcelerator with Altair's data science 4 capability to accelerate digital transformation across industries Highly synergetic acquisition and strong strategic fit underpinning Siemens' stringent capital allocation towards 5 sustainable value creation Bold move towards a leading technology company based on Siemens' successful M&A track record 6 in industrial software Page 4 Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering

ALTAIR : A global leader in computational science and artificial intelligence

A global leader in computational science and artificial intelligence (AI) that provides **software and cloud solutions** in **Simulation and Analysis, Data Analytics / AI, and High-Performance Computing**, enabling organizations across all industries to compete more effectively and drive **smarter decisions in an increasingly connected world**

Key financials[1]

~$650mn
FY24e Revenue

~21%
FY24e Adj. EBITDA margin

~$550mn
FY24e ARR[2]

Significant software revenue


Other revenue
10%
16k
Customers worldwide
90%

~14% CAGR
since IPO in Nov 2017

Software revenue
Thereof >90% recurring

Portfolio overview

Altair One® – Cloud innovation platform providing full access to Altair offering

Simulation and Analysis	Data Analytics / AI	High-Performance Computing
Design, modelling, and visualization tools allowing for advanced attributes to be modelled	General-purpose, code-friendly solutions for data science, machine learning, and AI optimization	Software applications and tools to access, control, and optimize computing resources
~70% of revenue	~15% of revenue	~15% of revenue







Supported by strong innovation capabilities of ~1,400 employees in R&D

1 FY24e based on analyst consensus; Altair non-GAAP EBITDA margin
2 Annualized Recurring Revenue; Siemens estimate

Page 5 Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering

SIEMENS

Siemens is uniquely able to combine the real and digital worlds for sustainable industrial innovation across a wide variety of industries Page 6 Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering

Adds highly complementary simulation portfolio, with particular strength in mechanical 1 and electromagnetic capabilities, enhancing the most comprehensive Digital Twin to deliver a full-suite, physics-based, simulation portfolio Manufacturing Process EDA Simulation PLM Simulation Simulation Additive Computational Simulation Forming, manufacturing, Integrated Printed Electro- fluid Mechatronics process Mechanical stamping, welding, circuit circuit board magnetics dynamics / systems and data verification analysis and forging and composite heat transfer management production = Strong capability ✓ ✓✓✓✓✓ ✓✓✓✓ ✓✓✓✓✓✓✓✓✓ + Acquisition enables a full-suite physics-based simulation portfolio Page 7 Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering

Reinforces Siemens' position as a leading provider in the combined high-growth PLM 2 and EDA simulation market, strengthening Siemens' #1 position in industrial software Reinforces Siemens' position as a leading provider in the Strengthens Siemens' combined PLM and EDA simulation market #1 position in industrial software 2 Size 2023: $ ~16bn | CAGR 2023 – 2028: ~11% Digital Business revenue €bn 18% >10% 1 CAGR 7.9 7.3 13% +8% 6.5 5.6 5.3 15% 8% + 13% Source: CIMdata and Pedestal Research Software-defined products and advanced electronics are driving a FY 20 FY 21 FY 22 FY 23 FY 23 FY 25e convergence of PLM and EDA pro-forma pro-forma 1 Combined market share subject to closing of a pending transaction 2 Digital Business means Siemens vertical-specific software, IoT and Digital services from Smart Infrastructure, Digital Industries, Mobility, Siemens Advanta; unconsolidated values Page 8 Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering

Accelerates the democratization of simulation with data science and AI-powered 3 simulation beyond experts to design engineers and R&D generalists Simple-to-use AI simulation will empower Combined physics- and AI-simulation will accelerate design engineers and generalists earlier and everyday democratization of simulation and drive significant growth + 2 Simulation experts Advanced domain expertise 50,000 Today 2 Expansion Democratization Design engineers Altair® DesignAI Altair® physicsAI Simulation for faster of simulation 7x Design Exploration Fast Physics Prediction design iterations 2 R&D generalists Design development >20x and reviews Increase Accelerate Reduce time simulation design cycle Altair® shapeAI Altair® romAI to market accessibility iterations 1 Geometry Recognition ROM , System Identification and usage 1 ROM = Reduced Order Modeling 2 US only; Siemens estimates Page 9 Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering

4 Leverages Siemens' domain expertise and the vast data captured in Siemens Xcelerator with Altair's data science capability to accelerate digital transformation across industries

Domain expertise and data

SIEMENS



mechanical
simulation
design
collaboration
applications
realize
manufacturing
operations
IoT-analytics
optimize
electronics
software
for industry
Siemens
Xcelerator

Largest repository of industrial data on product lifecycle & manufacturing processes

Design, simulation, automation, operations and sensor / metrology data integrated in a single source of truth

Data science

ALTAIR



Altair®
RapidMiner®

A recognized leader in data science and machine learning platforms

Extract and transform data, build data and machine learning workflows, process and display real-time data

Scalable industrial use cases

SIEMENS + ALTAIR



mx mendix
A Siemens Business

Unprecedented customer value via use cases scaled in low-code applications

Leverages insights from data, enabling engineering AI models that accelerate digital transformation across industries

Page 10
Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering

SIEMENS

Highly synergetic acquisition and strong strategic fit underpinning Siemens' stringent 5 capital allocation towards sustainable value creation ▪ Enhances position as a leading provider in the large, high-growth PLM and EDA simulation market Areas of growth? ▪ Strengthens foothold in Data Analytics / AI including AI-powered simulation and engineering ✓ ▪ Combined PLM and EDA simulation market demonstrating strong profit pools Potential profit pool?▪ Significant share of recurring, high-gross margin software revenue ▪ Clear path for further significant margin expansion in the mid-term ✓ ▪ Adds highly complementary simulation portfolio, especially in mechanical and electromagnetic Why Siemens?▪ Enhances most comprehensive Digital Twin with a full-suite physics-based simulation portfolio powered by AI ✓ ▪ Significant revenue synergies especially from cross-selling of the highly complementary portfolios Synergetic value? and from providing Altair full access to Siemens' global go-to-market footprint ▪ Highly executable, near-term cost synergies, e.g., due to delisting of Altair ✓ ▪ Software-defined products and advanced electronics are driving a convergence of PLM and EDA Paradigm shift? simulation ▪ Data science and AI accelerate the democratization of simulation ✓ ▪ Simulation helps customers to develop more sustainable products and create a more sustainable Sustainability impact? environment ▪ AI capabilities enhance ability to design for sustainability earlier in the design process ✓ Page 11 Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering

Bold move towards a leading technology company based on Siemens' successful M&A 6 track record in industrial software Boosting the most comprehensive digital twin Successful M&A strategy to form the #1 industrial software portfolio with full-suite simulation and AI portfolio Software Expansion strategy Establish Establish leadership in foundation for verification and leadership in electronic design for product validation of product and automation development systems process simulation software to enable digitalization 2024 2017 Full-suite simulation EDA platform 2016 CFD simulation 2012 System verification 2007 PLM capabilities …and >30 further acquisitions since 2012, therein Mendix 2018 Page 12 Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering

Financing of the acquisition Stringent capital allocation balancing investments and shareholder returns on the basis of a strong balance sheet Capital structure Financial strength ▪ Continued commitment to progressive dividend policy and share buyback program, providing Industrial net debt / EBITDA (c/o) strong cash return to shareholders Target Up to 1.5x ▪ Continued commitment to excellent financial position recognized with industry-leading credit 1.0x 1.0x ratings 0.6x ▪ Capital structure expected to remain in target corridor ▪ Deleveraging supported by significant cash inflow from sale of Innomotics (€3.5bn Enterprise Value) ▪ Substantial financing potential from sale of shares FY22 FY23 Q3 FY24 mid-term in listed entities Page 13 Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering

Key transaction summary

Accelerating value generation for strong and sustainable shareholder return

Key terms	▪ Acquisition of **100% of Altair Engineering** (Nasdaq: ALTR) for **$113 per share**, implying approximately **$10bn Enterprise Value** ▪ Represents **premium of 19%** to Altair's unaffected closing price on October 21st, 2024 ▪ **Sales FY25e[1] multiple** of **14x** and **Adj. EBITDA FY25e[1, 2] multiple** of **31x** including highly executable near-term cost synergies
Synergies	▪ **Near-term cost synergies of more than $150mn p.a. by year two post closing** ▪ **Revenue synergies** expected to **accelerate significantly as of year three**, reaching **$ ~500mn p.a. mid-term** and growing to **more than $1.0bn p.a. long-term**
Financial impact and returns	▪ **M&A deal hurdles fulfilled** ▪ **EPS (pre-PPA) accretive by year two post closing** and substantially accretive thereafter ▪ **Accretive to Siemens' revenue growth** target; **above Digital Industries' target margin range** by year one post closing
Financing	▪ Capacity to fully finance the transaction based on **strong balance sheet and exceptional rating** ▪ Transaction **not subject to any financing conditions**
Leverage, dividend policy, and share buybacks	▪ **Capital structure** at close expected to be **within target corridor** ▪ Continued commitment to **progressive dividend policy** and **share buyback program**, providing strong cash return to shareholders ▪ Continued commitment to **excellent financial position** recognized with **industry-leading credit ratings**
Timing and next steps	▪ **Closing anticipated for H2 CY25** ▪ Subject to **customary closing conditions**, including Altair shareholder approval and applicable regulatory approvals

1 FY25e based on analyst consensus
2 Altair non-GAAP EBITDA margin

Page 14 Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering

SIEMENS

Financial calendar November 14, 2024 November 14/15, 2024 November 20/21, 2024 November 26, 2024 November 27, 2024 December 12, 2024 Q4 Earnings Roadshow UK Roadshow US Roadshow FR Roadshow GER SI Capital Release Market Event (London) (Boston, (Paris) (Frankfurt) New York) (Zug) Investor Relations Contacts Tobias Atzler Nikola Petrovic Martin Bacherle tobias.atzler@siemens.com petrovic.nikola@siemens.com martin.bacherle@siemens.com Christopher Helmreich Nico Zeissler Julia Barth christopher.helmreich@siemens.com nico.zeissler@siemens.com julia.barth@siemens.com siemens.com/investorrelations Cinzia Fasoli cinzia.fasoli@siemens.com investorrelations@siemens.com +49 89 7805-32474 Page 15 Unrestricted | © Siemens 2024 | Investor Relations | Acquisition of Altair Engineering